Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS Employment Agreement is entered into as of this 11th day of December 2004, by and between John T. Wyatt, (“Wyatt”) and Cutter & Buck Inc., a Washington corporation (“Cutter & Buck”).

WHEREAS, Wyatt desires to enter the employment of Cutter & Buck and Cutter & Buck desires to employ Wyatt;

NOW, THEREFORE, in consideration of the mutual agreements set forth below, the parties agree as follows:

1.                                       Employment Duties.  Cutter & Buck hereby employs Wyatt and Wyatt hereby accepts employment on the terms and conditions set forth by this Agreement.  Wyatt shall serve as President and Chief Executive Officer.  In that capacity, subject to the direction and control of the Cutter & Buck’s Board of Directors (the “Board”), Wyatt shall exercise general supervision and control over Cutter & Buck’s property, business and affairs.  Wyatt shall devote his full-time efforts to Cutter & Buck and shall not undertake self-employment, nor shall he perform any services or undertake employment for any other employer except as may be approved in advance by the Board.  Wyatt further agrees to participate in no other activities during his employment that may conflict with the best interest of Cutter & Buck.

Wyatt’s represents and warrants that he has not entered into any agreements, written or oral, with any third party, including but not limited to his former employer(s), that would limit, impair or restrict his ability to fulfill his duties to Cutter & Buck under this Agreement and that he has not taken any confidential or proprietary information or trade secrets from any third party, including but not limited to his former employer(s).

2.                                       Compensation.

a.                                       Base Compensation.  Cutter & Buck agrees to pay Wyatt a base salary of Five Hundred Thousand Dollars ($500,000.00) per annum, less all lawful and applicable withholdings and deductions, payable on a basis conforming to the established payroll practices of Cutter & Buck.

b.                                      Incentive Compensation in Addition to Base Salary.  In addition to the basic compensation set forth above, Cutter & Buck agrees to pay Wyatt incentive compensation as follows:

(i)                                     Performance Compensation:  During Wyatt’s employment with Cutter & Buck, Wyatt shall be entitled to participate in Cutter & Buck’s performance incentive program for executives (the “Incentive Plan”), as administered by the Compensation Committee of the Board.  Pursuant to Wyatt’s participation in the Incentive Plan, Wyatt shall be eligible to receive cash awards, subject to lawful withholding, of up to thirty percent (30%) of Wyatt’s base salary, upon the achievement of pre-established performance objectives.

(ii)                                  Equity Compensation:  Upon commencing employment with Cutter & Buck, Wyatt shall be awarded twenty thousand (20,000) shares of restricted Cutter & Buck Common Stock and one or more options to purchase an aggregate of eighty thousand (80,000) shares of Cutter & Buck Common Stock at an exercise price equal to the closing price of Cutter & Buck’s Common Stock on that date.  All options and restricted shares will be subject to the terms and conditions of Cutter & Buck’s stock option and restricted stock grant plans and the terms of each such grant or award.  The options or shares, as applicable, underlying each category of equity incentive described in this section shall vest in equal one-third (1/3) amounts on each twelve (12) month anniversary of continuous service to Cutter & Buck as President.

c.                                       Relocation Assistance.  Cutter & Buck shall engage, at its own expense, a relocation firm to assist Wyatt in relocating to the Seattle area.  In addition, Cutter & Buck will pay up to Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Relocation Expense Allowance”) to assist with Wyatt’s relocation to the Seattle area.  The Relocation Expense Allowance shall be allocated as follows: (i) Cutter & Buck shall reimburse Wyatt for the costs of retaining a moving company to relocate Wyatt’s family to the Seattle area; and (ii) Cutter & Buck will reimburse Wyatt for two thirds (2/3) of the closing costs actually incurred in the sale of Wyatt’s residence at 7280 Kings Mountain Road, Birmingham, Alabama 35242.  In the event that Wyatt’s employment with Cutter & Buck terminates for any reason prior to the one-year anniversary of this Agreement, Wyatt shall be obligated to repay to Cutter & Buck that percentage of the Relocation Expense Allowance equal to the number of days remaining prior to the one-year anniversary of this Agreement divided by three hundred sixty-five (365).  In addition, Cutter & Buck will agree to reimburse Wyatt, upon presentation of receipts, for the costs of temporary living quarters for up to one hundred eighty (180) days following the execution of this Agreement (such period the “Relocation Period”).  Cutter & Buck’s obligation to pay the costs of temporary living quarters during the Relocation Period shall be limited to the sum of Two Thousand Five Hundred Dollars ($2,500) per month, provided, however, that this limitation may be adjusted upwards by the mutual agreement of the parties if it is ultimately determined that there are no suitable temporary living quarters available at or below that amount.

3.                                       Term.  This Agreement shall continue for a period of two years from its effective date, subject to earlier termination in accordance with its provisions.  Upon its expiration, unless earlier terminated in accordance with its provisions, this Agreement, shall be renewed automatically upon the same terms and conditions for successive periods of one year, unless otherwise negotiated and agreed upon by the parties.  The successive one year renewals shall also be subject to the earlier termination provisions of this Agreement.

4.                                       Retirement Plans.  Subject to the satisfaction of eligibility requirements, Wyatt shall participate in Cutter & Buck’s qualified pension, profit-sharing or other deferred compensation plan or combination thereof, if any as offered or amended at Cutter & Buck’s discretion.

5.                                       Time Off.  Wyatt shall receive time off for holidays in accordance with Cutter & Buck’s policies.  Subject to Cutter & Buck’s policies regarding limits on accrual and payout,

Wyatt shall be entitled to sixteen (16) days of paid time off per year, accruable at the rate of 4.92 hours per pay period.

6.                                       Reimbursable Expenses.  Wyatt shall be entitled to reimbursement for all reasonable and necessary expenses including cell phone charges incurred by Wyatt and approved by Cutter & Buck in connection with Cutter & Buck’s business, including (i) monthly golf club membership dues (but excluding initiation fees); (ii) entertainment and promotional expenses (including “greens” fees); and (iii) other direct expenses approved by Cutter & Buck.  All such reimbursements shall be paid monthly, provided Wyatt has furnished to Cutter & Buck such supporting documentation as Cutter & Buck may reasonably require.

7.                                       Insurance.  Wyatt shall receive similar medical, dental, group disability and life insurance coverage provided to all other employees of Cutter & Buck and upon the same terms and conditions.

8.                                       Termination                                Notwithstanding the Term of this Agreement or any renewals, this Agreement may be terminated by either party as set forth below:

a.                                       Termination Without Cause.  Cutter & Buck may terminate Wyatt’s employment hereunder without Cause upon written notice to Wyatt.  In the event of termination of Wyatt by Cutter & Buck without Cause, and contingent upon Wyatt’s execution of a release of all claims against Cutter & Buck and its officers, directors, employees and agents, Cutter & Buck shall pay Wyatt as a separation payment a sum equal to twelve (12) months of his base compensation as of the date of his termination, less all appropriate deductions (the “Separation Benefit”).  Such sum shall be payable in twelve (12) equal monthly installments.  Notwithstanding the foregoing, in the event that Wyatt is terminated without cause under circumstances that would give rise to a right to a Severance Payment under the provisions of the Change in Control Agreement executed contemporaneously with this Agreement, Wyatt’s right to receive a Separation Benefit under this Agreement, will be subject to the provisions of the Change in Control Agreement.  Under no circumstances will Wyatt be entitled to receive both a Separation Benefit under this Agreement and a Severance Payment under the Change in Control Agreement that would exceed the amount to which he would be entitled under the Change in Control Agreement.

b.                                      Termination for Cause.  Cutter & Buck may terminate Wyatt’s employment hereunder for “Cause” as that term is defined below:

(i)                                     Wyatt’s failure to perform substantially his responsibilities under this Agreement, after demand for substantial performance has been given by Cutter & Buck that specifically identifies how Wyatt has not substantially performed his responsibilities,

(ii)                                  Wyatt’s conviction of any felony or of a misdemeanor involving fraud, dishonesty or moral turpitude or the entry against him of any civil judgment arising from allegations of fraud, dishonesty or moral turpitude, or any violation of law which has a material adverse effect on Cutter & Buck,

(iii)                               Wyatt’s breach of this Agreement that results in financial or reputational detriment to Cutter & Buck,

(iv)                              Wyatt’s misconduct in the performance of his duties under the Agreement that results in financial or reputational detriment to Cutter & Buck,

(v)                                 Wyatt’s breach of Cutter & Buck’s Code of Ethics or Insider Trading Policy, as now in effect or as modified in the future,

(vi)                              Wyatt’s theft or embezzlement from Cutter & Buck, or

(vii)                           Wyatt’s attempt to obstruct or failure to cooperate with any investigation authorized by Cutter & Buck or any governmental or self-regulatory entity.

In the event of termination “for Cause,” all obligations of Cutter & Buck to pay compensation under this Agreement will immediately cease and Wyatt shall be entitled to no further compensation of any kind with the exception of base compensation accrued to the date of termination.

c.                                       Resignation without Good Reason.  Should Wyatt wish to terminate his employment with Cutter & Buck without Good Reason (as defined below) during the term of this Agreement, Wyatt shall give thirty (30) days prior written notice to Cutter & Buck specifying the date on which such resignation is to become effective.  In the event of a resignation without Good Reason, Cutter & Buck shall have no further obligations to pay compensation to Wyatt under this Agreement other than to pay Wyatt his base compensation through the date of resignation.  At Cutter & Buck’s sole option, it may elect to end Wyatt’s service at a date earlier than specified in Wyatt’s written notice and pay his compensation through the end of a thirty (30) day notice period.

d.                                      Resignation with Good Reason.  Wyatt may terminate his employment hereunder for “Good Reason” as that term is defined below:

(i)                                     The material diminution of Wyatt’s position, duties, responsibilities or status with Cutter & Buck,

(ii)                                  Cutter & Buck’s assignment of Wyatt on a substantially full-time basis to work at a location where the distance between the new location and Wyatt’s principal residence is at least 30 miles greater than the distance between the former location and such residence,

(iii)                               Any reduction in Wyatt’s base salary, or a material reduction in benefits payable to Wyatt or the failure of Cutter & Buck to pay Wyatt any earned salary, bonus or benefits except with Wyatt’s prior written consent,

(iv)                              Cutter & Buck’s failure to obtain an assumption of the obligations incumbent upon Cutter & Buck under this Agreement by any successor to Cutter & Buck,

(v)                                 The exclusion or limitation of Wyatt from participating in some form of variable compensation plan which provides Wyatt the opportunity to achieve a level of total compensation consistent with Wyatt’s potential compensation under this Agreement, or

(vi)                              Any demand by any director of the Company that Wyatt take any action or refrain from taking any action where such action or inaction, as the case may be, would violate any law, rule, regulation or other governmental pronouncement, court order, decree or judgment, or breach any agreement or fiduciary duty.

In the event of a resignation by Wyatt for Good Reason, and contingent upon Wyatt’s execution of a release of all claims against Cutter & Buck and its officers, directors, employees and agents, Cutter & Buck shall pay Wyatt a sum equal to twelve (12) months of his base compensation as of the date of his resignation, less all appropriate deductions (the “Separation Benefit”).  Such sum shall be payable in twelve (12) equal monthly installments.   Notwithstanding the foregoing, in the event that Wyatt resigns for good reason under circumstances that would give rise to a right to a Severance Payment under the provisions of the Change Control Agreement executed contemporaneously with this Agreement, Wyatt’s right to receive a Separation Benefit under this Agreement, will be subject to the provisions of the Change in Control Agreement.  Under no circumstances will Wyatt be entitled to receive both a Separation Benefit under this Agreement and a Severance Payment under the Change in Control Agreement that would exceed the amount to which he would be entitled under the Change in Control Agreement.

e.                                       Death.  This Agreement, Wyatt’s employment hereunder, and Cutter & Buck’s obligations hereunder shall terminate forthwith upon the death of Wyatt and Cutter & Buck shall have no further obligation to pay compensation to Wyatt or Wyatt’s estate, successors or beneficiaries under this Agreement other than to pay Wyatt’s base salary through the date of death.

f.                                         Disability.  If Wyatt shall fail or be unable to perform this services required under this Agreement, with or without reasonable accommodation, because of any physical or mental disability, and such failure or inability shall continue for three consecutive months or for a total of ninety (90) days during any consecutive twelve (12) month period, Cutter & Buck shall have the right to terminate this Agreement thirty days after delivering written notice of such termination to Wyatt; provided, however, that Wyatt shall continue to receive his base compensation to the date of termination.

9.                                       Trade Secrets and Confidential Information.

a.                                       Wyatt agrees that both during and after the Term of the Agreement he will keep confidential and not disclose or use confidential information relating to Cutter & Buck’s customers, personnel, designs, pricing, sourcing, manufacturing and distribution policies, methods of doing business, sales volume information, business prospects or plans, or any other proprietary information which is not otherwise available to the general public, including, but not limited to, information covered under the Uniform Trade Secrets Act, RCW 19.108 et. seq., except in furtherance of the interests of Cutter & Buck.

b.                                      Wyatt acknowledges that Cutter & Buck’s business and future success depend upon the preservation of the trade secrets and other confidential information of Cutter & Buck, its subsidiaries, and their suppliers and customers (the “Secrets”).  The Secrets may include, without limitation, existing and to-be-developed or acquired product designs, new product plans or ideas, market surveys, the identities of past, present or potential customers, business and financial information, pricing methods or data, terms of contracts with present or past customers, proposals or bids, marketing plans, personnel information, procedural and technical manuals and practices, servicing routines, and parts and supplier lists proprietary to Cutter & Buck, its subsidiaries or their customers or suppliers, and any other sorts of items or information of Cutter & Buck or its subsidiaries or their customers or suppliers which are not generally known to the public at large.  Wyatt agrees to protect and to preserve as confidential during and after the Term all of the Secrets at any time known to Wyatt or in his possession or control (whether wholly or partially developed by Wyatt or provided to Wyatt, and whether embodied in any tangible medium or merely remembered).

c.                                       Wyatt shall neither use nor allow any other person to use any of the Secrets in any way, except for the benefit of Cutter & Buck.  All material containing or disclosing any portion of the Secrets shall be and remain the property of Cutter & Buck, and shall be returned to Cutter & Buck upon the termination of Wyatt’s employment or at the earlier request of the Board of Directors.  At such time, Wyatt shall also assemble all materials in his possession or control that contain any of the Secrets, and promptly deliver such items to Cutter & Buck.

10.                                 Intellectual Properties.

a.                                       All ownership, copyright, patent, trade secrecy and other rights in all works, designs, inventions, ideas, manuals, improvements, discoveries, processes, customer lists or other properties (the “Intellectual Properties”) made or conceived by Wyatt during the Term and in connection with Wyatt’s employment with Cutter & Buck shall be the right and property solely of Cutter & Buck, whether developed independently by Wyatt or jointly with others, and whether or not developed or conceived during regular working hours or at Cutter & Buck’s facilities, and whether or not Cutter & Buck uses, registers, or markets the same.

b.                                      If and to the extent that Wyatt makes use, in the course of his employment, of any items or Intellectual Properties previously developed by Wyatt or developed by Wyatt outside the scope of this Agreement, Wyatt hereby grants Cutter & Buck a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license (with right to sublicense) to make, use, sell, copy, distribute, modify, and otherwise to practice and exploit any and all such items and Intellectual Properties.

c.                                       In accordance with Cutter & Buck’s policy and Washington law, this section does not apply to, and Wyatt has no obligation to assign to Cutter & Buck, any invention for which no Cutter & Buck trade secrets and no equipment, supplies or facilities of Cutter & Buck were used and which was developed entirely on Wyatt’s own time, unless (i) the invention relates directly to the business of Cutter & Buck; (ii) the invention relates to actual or demonstrably anticipated research or development work of Cutter & Buck; or (iii) the invention results from any work performed by Wyatt for Cutter & Buck.

d.                                      Wyatt will assist Cutter & Buck as reasonably requested during and after the term of his employment to further evidence and perfect, and to enforce, Cutter & Buck’s rights in and ownership of the Intellectual Properties covered hereby, including without limitation, the execution of additional instruments of conveyance and assisting Cutter & Buck with applications for patents or copyright or other registrations.

11.                                 Authority and Non-Infringement.  Wyatt warrants that to the best of his knowledge any and all items, technology and Intellectual Properties of any nature developed or provided by him under this Agreement and in any way for or related to Cutter & Buck will be original to Wyatt and will not, as provided to Cutter & Buck or when used and exploited by Cutter & Buck and its contractors and customers and its and their successors and assigns, infringe in any respect on the rights or property of any third party.  Wyatt will not, without prior authorization by the Board, use any equipment, supplies, facilities or proprietary information of any other party.  Wyatt warrants that he is fully authorized to enter into employment with Cutter & Buck and to perform under this Agreement, without conflicting with any other commitments, understandings, agreements or duties, whether to prior employers or otherwise.  Wyatt agrees to indemnify Cutter & Buck for all losses, claims and expenses (including reasonable attorneys’ fees) arising from claims brought against Cutter & Buck as a result of any breach by Wyatt of this section.

12.                                 Noncompetition, Nonsolicitation and Non-Hire.

a.                                       Subject to the provisions of Section 12.d., below, Wyatt agrees that, both during the term and for a period of twelve (12) months following the termination of Wyatt’s employment with Cutter & Buck, Wyatt will not in any capacity, directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, associated with, or in any manner connected with, lend his name or any similar name to, lend his credit to, render services or advice to, or assist others to engage in or own a material interest in any business or activity that is, or is preparing to be, in competition with Cutter & Buck, its subsidiaries or licensees with respect to any product or any service sold or provided by Cutter & Buck directly or through a subsidiary or a licensee of the Cutter & Buck brand in any geographical area in which such product or service is sold or is actively engaged in.  Notwithstanding any other provision of this section, however, Wyatt shall be permitted to maintain an equity ownership interest in a competing business if that business is subject to reporting obligations under the Securities Exchange Act of 1934 and Wyatt’s ownership interest does not exceed two percent (2%) of that entity’s outstanding equity securities.

b.                                      Subject to the provisions of Section 12.d., below, Wyatt further agrees that both during the Term of this Agreement and for a period of twelve (12) months following the termination of Wyatt’s employment with Cutter & Buck, Wyatt will not:  (i) directly or indirectly solicit or accept business from any actual or identified potential customer of Cutter & Buck or its subsidiaries which might reasonably be foreseen to decrease such customer’s likelihood to transact future business with Cutter & Buck in a volume consistent with its historical practices or reasonably anticipated future volume; or (ii) attempt to entice away from Cutter & Buck or its subsidiaries any actual or identified potential customer of Cutter & Buck or its subsidiaries, nor will Wyatt assist others in doing so.  Wyatt further agrees that during the Term of this Agreement and for a period of twelve (12) months following termination of his employment with Cutter & Buck, he will not induce or attempt to induce any customer, supplier, licensee, shareholder, investor, or business relation of Cutter & Buck to sever or diminish its relationship with Cutter & Buck, or refrain from doing business with Cutter & Buck, its subsidiaries, or its licensees or in any way interfere with the relationship between Cutter & Buck and any customer, supplier, licensee, shareholder, investor or business relation of Cutter & Buck.

c.                                       Subject to the provisions of Section 12.d., below, Wyatt further agrees that both during the Term of this Agreement and for a period of twelve (12) months following the termination of his employment with Cutter & Buck, he will not, directly or indirectly, for himself or any other person or entity; (i) induce or attempt to induce any employee, consultant, independent sales representative or independent contractor of Cutter & Buck to leave the employ of or terminate his, her or its contract with Cutter & Buck; (ii) in any way interfere with the relationship between Cutter & Buck and any employee, consultant, independent sales representative or independent contractor of Cutter & Buck; or (iii) employ, or otherwise engage as an employee, consultant, independent sales representative or independent contractor, or otherwise, any individual serving as an employee, consultant, independent sales representative or independent contractor of Cutter & Buck or its subsidiaries on the date this Agreement is executed.

d.                                      In the event that Wyatt receives a Severance Payment under the Change in Control Agreement, then the restrictions set forth in Sections 12.a., 12.b., and 12.c., above, shall be extended to require Wyatt to comply with those Sections for a period of twenty-four (24) months from the termination of his employment.

e.                                       Nothing in this Agreement prohibits Wyatt from providing truthful testimony to governmental, regulatory or self regulatory authorities.

f.                                         Wyatt acknowledges that the covenants contained in this section are necessary and reasonable to protect Cutter & Buck in the conduct of its business and that compliance with such covenants will not prevent him from pursuing his livelihood.  However, should any court find that any provision of such covenants is unreasonable, invalid or unenforceable, whether in period of time, geographical area or otherwise, then in that event the parties hereby agree that such covenants shall be interpreted and enforced to the maximum extent which the court deems reasonable.

13.                                 Remedies.  Wyatt acknowledges that any breach by him of the provisions of Sections 9, 10, 11 or 12 may be wholly or partly irreparable and not fully compensable by damages.  Wyatt hereby agrees that such obligations may be enforced by injunctive relief and other appropriate remedies, as well as by damages.  The remedies available to Cutter & Buck for violations of Sections 9, 10, 11 and 12 are cumulative and not alternative.

14.                                 Amendment; Waivers.  This Agreement may be amended only by a written instrument signed by both parties.  No breach of any agreement, warranty or representation shall be deemed waived unless expressly waived in writing and signed by the party who might assert such breach.  No failure or delay by either party in exercising any right under this Agreement shall operate as a waiver of such right nor shall any single or partial exercise of any right preclude any other or further exercise of such right or the exercise of any other right.

15.                                 Assignment Prohibited.  Wyatt may not assign any of his rights nor delegate any of his duties hereunder.  Cutter & Buck may assign this Agreement and delegate its duties hereunder in connection with any merger, consolidation, or sale of assets, or to any of its affiliates at any time owned by, or under common ownership with, Cutter & Buck, provided that any such successor or assignee expressly assumes in writing Cutter & Buck’s obligations hereunder .

16.                                 Governing Law.  This Agreement, including all matters of construction, validity and performance, shall be governed by, and construed and enforced in accordance with, the laws of the State of Washington without regard to its choice of law provisions.

17.                                 Arbitration.  Except for Cutter & Buck’s right to seek injunctive and other relief in any court of competent jurisdiction for alleged violations of Paragraphs 9, 10, 11 and 12 of this Agreement, all disputes and controversies of every kind between the parties hereto arising out of or in connection with this Agreement and their employment relationship shall be submitted to binding arbitration.  The arbitrator shall be appointed by an arbitration service agreed upon by the parties, or if the parties cannot agree upon an arbitration service, by the Judicial Dispute Resolution of Seattle, Washington.  The arbitration shall take place in King County, Washington.  The determination made by the arbitrator shall be final and binding upon the parties hereto, subject only to the right to appeal such decision to the Superior Court on any basis authorized by the Federal Arbitration Act.

18.                                 Notices.  All notices and other communications called for or required by this Agreement shall be in writing to the parties at their respective addresses stated below, or to such other address as a party may subsequently specify and shall be deemed to have been received (i) upon delivery in person, (ii) upon the passage of seventy–two hours following post by the first class registered or certified mail, return receipt requested, with postage prepaid, (iii) upon passage of twenty-four hours following post by overnight receipted courier service, or (iv) upon transmittal by confirmed telex or facsimile provide that if sent by facsimile a copy of such notice shall be concurrently sent by U.S. certified mail, return receipt requested and postage prepaid, with an indication that the original was sent facsimile and the date of its transmittal.

19.                                 Savings Clause.  If any provision of this Agreement, is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected thereby.

20.                                 Counterparts.  This Agreement may be signed in several counterparts, each of which shall be an original, but all of which together shall constitute the same instrument.

21.                                 Complete Agreement.  This Agreement comprises the entire agreement between the parties.  It supersedes and merges within it all prior agreements, discussions or understandings between the parties, whether written or oral, express or implied.  In interpreting and construing this Agreement, the fact that any particular party may have drafted this Agreement or any provision hereof shall not be given any weight or relevance.

22.                                 Costs and Expenses of Enforcement.  If any legal action or arbitration is brought to interpret or enforce any term or provision of this Agreement, then, subject to applicable law, the prevailing party shall, in addition to any other relief to which such party may be entitled, be awarded against the nonprevailing party, his or its attorney’s fees and costs reasonably and actually incurred.

By his signature below, Wyatt acknowledges that he has read and understood this Agreement, that its terms have been fully and fairly negotiated between himself and Cutter & Buck, that he has had the opportunity to seek independent legal advice and has obtained such independent legal advice about the terms and conditions of this Agreement as he sees fit, and that he signs it and accepts its terms, covenants and restrictions voluntarily.

Executed by the parties as of the date first written above.

CUTTER & BUCK INC.	JOHN T. WYATT

By Douglas G. Southern
Its Chairman

Notice Address:	Notice Address:

701 North 34th Street, Suite 400	c/o Cutter & Buck Inc.
Seattle, WA 98103	701 North 34th Street, Suite 400
Attn: Chairman	Seattle, WA 98103